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                                  EXHIBIT 23.2

                          INDEPENDENT AUDITORS' CONSENT


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                                  EXHIBIT 23.2




                          INDEPENDENT AUDITORS' CONSENT

         We consent to incorporation by reference in the registration statement on Form S-3 of Long Island Financial Corp. of our report dated Janaury 31, 2003, relating to the consolidated balance sheets of Long Island Financial Corp. and subsidiaries as of December 31, 2002 and 2001, and the related consolidated statements of earnings, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 2002, which report is incorporated by reference in the December 31, 2002 Annual Report on Form 10-K of Long Island Financial Corp. and to the reference to our firm under the heading "Experts" in the registration statement on Form S-3.



New York, New York                                  /s/KPMG LLP
March 27, 2003